Deed of Novation and Amendment __________________ Teekay Shipping Limited Teekay Services Limited Teekay Chartering Limited Exhibit 4.6

1 Deed of Novation and Amendment (“Deed”) DATE 1 November 2021 PARTIES TEEKAY SHIPPING LIMITED a company incorporated under the laws of Bermuda, with an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 or (“Old Company”) and TEEKAY SERVICES LIMITED a company incorporated under the laws of Bermuda, with an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 (“ New Company”); and TEEKAY CHARTERING LIMTED a company incorporated under the laws of the Republic of the Marshall Islands and having an office at 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 (“Manager”) (each a “Party” and together the “Parties”) BACKGROUND A Teekay Tankers Management Services Ltd., which was merged into Teekay Shipping Limited and Teekay Shipping Limited, are parties to a Management Agreement dated 29 February 2008 in respect of the Company fleet of vessels a copy of which together with applicable appendices, amendments and addendums are attached in Appendix 1 of this Deed (the “Contract”). B The Parties have agreed for Old Company to novate all of its rights, liabilities and obligations under the Contract to New Company, and for New Company to assume Old Manager’s rights, liabilities and obligations, under the Contract on the terms of this Deed. NOW THEREFORE, the Parties agree for themselves, their successors and assigns, as follows: AGREED TERMS 1. INTERPRETATION 1.1 Definitions In this Deed: Business Day means a day other than a Saturday, a Sunday or a day which is a public holiday in Singapore, Canada, the United Kingdom and Norway. Claim means, in relation to any person, a claim, action, proceeding, demand, lawsuit, arbitration, order, judgment, award, damage, loss, cost, expense or liability incurred by, or made by, or recovered by or against, the person, howsoever arising and whether past, present, unascertained, immediate, future or contingent. Company means both Teekay Shipping Limited as described above and TTMS as described in the Management Agreement. Effective Date means 0001 on 1 November 2021

2 1.2 Construction Unless expressed to the contrary in this Deed: (a) words that are defined in the singular include the plural and vice versa; (b) any gender includes the other genders; (c) if a word or phrase is defined its other grammatical forms have corresponding meanings; (d) “includes” or “including” means includes without limitation; (e) words that are defined in the Contracts shall have the same meaning in this Deed unless otherwise defined herein; (f) a reference to: (i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority; (ii) a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation; (iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced; (iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation; (v) a right includes a benefit, remedy, discretion or power; (vi) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; (vii) this Deed includes all schedules, appendices and annexures to it; (viii) a clause, schedule, appendix or annexure is a reference to a clause, schedule, appendix or annexure, as the case may be, of this Deed; and (ix) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded. 1.3 Headings Headings do not affect the interpretation of this Deed. 2. NOVATION OF THE CONTRACT 2.1 Novation The Parties agree that Old Company shall hereby novate the Contract to New Company on and from the Effective Date with the effect that as of such date: (a) New Company hereby accepts the aforesaid novation from Old Company and hereby agrees to be substituted in place of Old Company in the Contract. New Company is hereby vested with all the rights, liabilities and obligations of Old Company, under the Contract, as if they had been named in the Contracts from the outset;

3 (b) Old Company shall be (and is hereby) released from all of their obligations and liabilities to the Manager under the Contract; and (c) the Manager shall perform and discharge all its liabilities and obligations that accrue and/or arise on or after the Effective Date in connection with the Contract to and in favour of New Company instead of Old Company. 2.2 Acknowledgment The Parties acknowledge and agree that the Contract continues in full force and effect on and from the Effective Date in accordance with their respective terms, as novated by this Deed. This Deed constitutes the entire agreement of the Parties in relation to its subject matter and all prior correspondence, documents, agreements or understandings relating to the subject matter hereof are excluded save for (i) the written terms of the Contracts in Appendix 1 of this Deed and (ii) this Deed. 2.3 Consent and waiver Manager consents to the novation of the Contract to substitute New Company for Old Company on and from the Effective Date notwithstanding any provision to the contrary contained in the Contracts. 3. AMENDMENTS TO THE CONTRACTS With effect on and from the Effective Date, the relevant provisions in Contracts shall be amended as set out in Schedule 1. 3.1 Variation to Contracts Old Company and Manager warrant that no variation will be made to the Contract between the date of this Deed and the Effective Date without New Company’s written consent (which consent shall not be unreasonably withheld. 4. WARRANTIES AND REPRESENTATIONS 4.1 Warranties Each Party represents and warrants that, at the time of execution, and at the Effective Date: (a) it has capacity to unconditionally execute, deliver and comply with its obligations under this Deed; (b) it has taken all necessary action to authorise the unconditional execution and delivery of, and the compliance with, its obligations under this Deed; (c) this Deed is its valid and legally binding obligation and is enforceable against it by each other Party in accordance with its terms; and (d) its unconditional execution and delivery of, and compliance with its obligations under, this Deed do not contravene: (i) any law or directive from a government entity; (ii) its constituent documents; (iii) any agreement or instrument to which it is a party; or

4 (iv) any obligation it has to any other person. 5. GENERAL 5.1 Amendment This Deed may only be varied or replaced by an agreement in writing executed by the Parties. 5.2 Costs (a) Except as expressly stated otherwise in this Deed, each Party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this Deed. (b) All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Deed and any instrument executed under this Deed shall be borne by New Company. 5.3 Counterparts This Deed may consist of a number of counterparts and, if so, the counterparts taken together constitute one document. 5.4 Further steps Each Party must promptly do whatever any other Party reasonably requires of it to give effect to this Deed and the transactions contemplated by this Deed and to perform its obligations under it. 5.5 Governing law and Jurisdiction This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) will be governed by, construed in accordance with and subject to the dispute resolution clause in the Contracts. 5.6 Notices Any notice, demand, consent or other communication (a “Notice”) given or made under this Deed: (a) must be in writing and signed by a person duly authorised by the sender; (b) must be delivered to the intended recipient in accordance with Schedule 1 if to New Company or Manager, or if to Old Company to: (i) to Old Company: Attention: Secretary Postal address: 4th Floor Belvedere Building, 69 Pitts Bay Road, Hamilton, Bermuda HM08 Email address: BermudaCorpSec@teekay.com (c) will be taken to be duly given or made: (i) in the case of delivery in person, when delivered;

5 (ii) in the case of delivery by post, 2 Business Days after the date of posting (if posted to an address in the same country) or 7 Business Days after the date of posting (if posted to an address in another country); (iii) in the case of email, on receipt by the sender of a report from the despatching email software showing the email was transmitted without error; and but if the result is that a Notice would be taken to be given or made on a day which is not a Business Day in the place to which the Notice is sent or is later than 16:00:00 (local time in that place) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place; and (d) must, if delivered by email, be attached to a standalone email which is clearly marked as attaching a Notice under this Deed. (End of Articles)

6 Schedule 1 – Amendments to the Contracts It is hereby agreed and recorded that as of the Effective date: 1. The notice address for details of the Company stated in clause 17.1 of the Contract shall be changed to the following: TEEKAY SERVICES LIMITED 4TH FLOOR BELVEDERE BUILDING, 69 PITTS BAY ROAD, HAMILTON, BERMUDA HM08 Attn: Corporate Secretary Email: BermudaCorpSec@teekay.com 2. Clause 1.1.1 shall be deleted and replaced with: ‘Services’ means the Commercial Management Services as defined in the Management Agreement save where a Vessel is entered into a revenue sharing agreement operated by an Affiliate of Teekay Corporation and the in chartering of third party vessels on behalf of the Company.. :

7 Appendix 1 - Contract

8

9 Executed as a deed on the date first written above. EXECUTED and DELIVERED as a DEED by TEEKAY SHIPPING LIMITED by: Signature of President N. Angelique Burgess Witnessed by Stacy Grant Name of President (print) Name of witness (print) EXECUTED and DELIVERED as a DEED by TEEKAY SERVICES LIMITED by: Signature of Secretary Stacy Grant Witnessed by Name of director (print) Name of witness N. Angelique Burgess EXECUTED and DELIVERED as a DEED by TEEKAY CHARTERING LIMITED by: Signature of Secretary Witnessed by

10 Stacy Grant Name of director (print) Name of witness N. Angelique Burgess